Exhibit 21.1
Subsidiaries of the Registrant
The following are the subsidiaries of the Registrant:

	Name	Principal Activities	Country/ Territory
1	XP Investimentos S.A.	Holding	Brazil
2	XP Investimentos Corretora de Câmbio, Títulos e Valores Mobiliários S.A.	Broker-dealer	Brazil
3	XP Vida e Previdência S.A.	Private pension and insurance	Brazil
4	Banco XP S.A.	Multipurpose bank	Brazil
5	XP Controle 3 Participações S.A.	Financial Holding	Brazil
6	XPE Infomoney Educação Assessoria Empresarial e Participações Ltda.	Digital Content services	Brazil
7	Tecfinance Informática e Projetos de Sistemas Ltda.	Rendering of IT services	Brazil
8	XP Corretora de Seguros Ltda.	Insurance Broker	Brazil
9	XP Gestão de Recursos Ltda.	Asset management	Brazil
10	XP Finanças Assessoria Financeira Ltda.	Investment consulting service	Brazil
11	Infostocks Informações e Sistemas Ltda.	Mediation of information systems	Brazil
12	XP Advisory Gestão Recursos Ltda.	Asset management	Brazil
13	XP Vista Asset Management Ltda.	Asset management	Brazil
14	XP Controle 4 Participações S.A.	Insurance holding	Brazil
15	XP Investments UK LLP	Inter-dealer broker and Organized Trading Facility (OTF)	UK
16	Sartus Capital LTD	Investment advisor	UK
17	XP Holding UK Ltd	International financial holding	UK
18	XP Investments US, LLC	Broker-dealer	USA
19	XP Holding International LLC	International financial holding	USA
20	XP Advisory US	Investment advisor	USA
21	XP PE Gestão de Recursos Ltda.	Asset management	Brazil
22	XP LT Gestão de Recursos Ltda.	Asset management	Brazil
23	Carteira Online Controle de Investimentos Ltda. - ME	Investment consolidation platform	Brazil
24	Antecipa S.A	Receivables Financing Market	Brazil
25	XP Allocation Asset Management Ltda.	Asset management	Brazil
26	Track Índices Consultoria Ltda.	Index Provider	Brazil
27	XP Eventos Ltda.	Media and Events	Brazil
28	DM10 Corretora de Seguros Ltda.	Insurance Broker	Brazil
29	XP Comercializadora de Energia Ltda.	Energy trading	Brazil
30	Instituto XP	Non-profit entity	Brazil
31	XPAC Acquisition Corp.	Special Purpose Acquisition (SPAC)	USA
32	XP Distribuidora de Títulos e Valores Mobiliários	Securities dealer	Brazil
33	Instituto de Gestão e Tecnologia da Informação Ltda.	Educational content services	Brazil
34	XChange Intermediação S.A.	Educational content services	Brazil
35	XPAC Sponsor LLC	Special Purpose Acquisition (SPAC) Sponsor	Cayman
36	XProject LTD	Holding	Cayman